UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17877 Von Karman Ave., Suite 100

Irvine, CA 92614

(Address of principal registered offices, including zip code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2024, the Board of Directors (the “Board”) of Xponential Fitness, Inc. (the “Company”), upon recommendation by the Nominating and Corporate Governance Committee of the Board, elected and appointed Jeffrey Lawrence as a member of the Board and as a member of the Audit Committee of the Board.

Jeffrey Lawrence, age 50, has served on the board of directors of Shake Shack since May 2023. Beginning in 2000, Mr. Lawrence spent more than 20 years at Domino’s Pizza, Inc., the leader in the global pizza industry, including five years as Executive Vice President & Chief Financial Officer. Mr. Lawrence was instrumental in Domino’s successful initial public offering, then the largest restaurant IPO ever, as well as the ground-breaking turnaround of the brand including the technological transformation, global expansion and dramatic increase in store level profitability, all of which led to best-in-class shareholder returns for more than a decade. Mr. Lawrence also previously served on the board of directors of Domino’s master franchisee in China. Subsequent to his time at Domino’s, he served as Chief Financial Officer of FIGS, Inc., a direct-to-consumer apparel brand, where he led its successful initial public offering and partnered to grow significant shareholder value during his tenure, from 2020 to 2021. Mr. Lawrence later served as Chief Financial Officer of ShiftKey, a technology-enabled marketplace connecting licensed professionals to the future of work, a position he held from 2022 to 2023. Mr. Lawrence began his career in public accounting and is a certified public accountant (registered status) in the State of Michigan. Mr. Lawrence holds an MBA with High Distinction from the Ross School of Business at the University of Michigan as well as a BBA (summa cum laude) from Wayne State University.

As a newly appointed director of the Company, Mr. Lawrence is eligible to participate in the Company’s director compensation program as approved by the Compensation Committee, which will consist of annual cash retainer of $78,750, annual RSU award with a value of $89,250 and an annual cash fee of $9,975 for service on the Audit Committee. In addition, Mr. Lawrence has entered into a standard form of indemnification agreement with the Company for directors.

A copy of the press release announcing Mr. Lawrence’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated April 11, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2024

Xponential Fitness, Inc.

By:	/s/ John Meloun
Name:	John Meloun
Title:	Chief Financial Officer